Exhibit 99.1

Teladoc Announces Third Quarter 2017 Results

Third Quarter Revenue of $68.7 million Grew 112% Year-Over-Year

Total Paid Membership of 22.6 million Grew 33% Year-Over-Year

Total Visits of 306,000 Grew 51% Year-Over-Year

PURCHASE, NY, November 1, 2017 — Teladoc, Inc. (NYSE:TDOC), the undisputed leader in telehealth, today announced results for the third-quarter ended September 30, 2017.

“Teladoc demonstrated very strong performance in the third quarter, delivering results that were at or above our expectations on all key metrics. We made meaningful progress across all segments of our business, and take excellent momentum into the final quarter of 2017," said Jason Gorevic, chief executive officer, Teladoc. “I want to recognize, in particular, our execution as we successfully integrate the Best Doctors products and people into the organization.”

In the company’s next step towards building a global organization, and bringing to the market a comprehensive virtual care delivery system, Teladoc is announcing that, effective November 1, 2017, Peter McClennen, president, Best Doctor’s Division, has been appointed to the newly created position of president, Teladoc, Inc., reporting directly to Jason Gorevic.

Mr. McClennen will assume responsibility for all commercial operations globally, including sales, account management, product development and strategy for all Teladoc markets and segments. “I’m incredibly pleased to welcome Peter as Teladoc’s president.  With an impressive career leading healthcare IT companies, both domestically and internationally, Peter has a proven track record of successfully translating vision and strategy into world class execution.” said Gorevic. “I look forward to partnering with Peter to take our products, client relationships and market position to new heights.”

Financial Performance for the Three Months Ended September  30, 2017

All comparisons are to the three months ended September 30, 2016.

•	Total revenue was $68.7 million, an increase of 112%. Organic revenue growth was 45%.
o	Revenue from Subscription Access Fees was $59.8 million, which includes $19.8 million from the July 14, 2017 acquisition of Best Doctors, an increase of 115%.
▪

Revenue from U.S. Subscription Access Fees was $51.6 million, which includes $11.6 million from Best Doctors. Organic revenue growth for the third quarter 2017 compared to the same period last year was 44%.

▪	Revenue from International Subscription Access Fees was $8.2 million.
o	Revenue from Visits was $8.9 million, an increase of 94%.
▪	Revenue from General Medical Visits was $6.8 million, compared to $4.6 million.
▪	Revenue from Other Specialty Visits (principally Best Doctors expert second opinions) was $2.1 million.
•	Total U.S. paid membership was 22.6 million, an increase of 33%.
•	Total visits of 306,000, an increase of 51%.
o	Paid visits as a percentage of total visits was 51% compared to 58%.
•	Gross profit was 75.6% compared to 78.0%.
•	Net loss was $31.3 million, compared to $29.8 million.
•	Net loss per basic and diluted share was $0.55, compared to $0.65.
•	EBITDA was a loss of $16.6 million, compared to a loss of $26.1 million.
•	Adjusted EBITDA improved to a loss of $0.6 million, compared to a loss of $9.3 million.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Fourth Quarter 2017 Guidance: Revenue for the fourth quarter 2017 is expected to be in the range of $75 million to $77 million. EBITDA is expected to be in the range of a loss of $8 million to a loss of $9 million. Adjusted EBITDA is expected to be positive in the range of $1 million to $2 million. Membership is expected to total approximately 22.6 million to 23.0 million at December  31, 2017. Total visits are projected to be between 400,000 and 450,000. Fourth quarter net loss per share, based on 57.1 million weighted average shares outstanding, is expected to be between $(0.41) and $(0.43).

Full Year 2017 Guidance: Revenue for the full year 2017 is expected to be in the range of $231 million to $233 million, a change from the previously issued guidance of a range of  $230million to $235 million. EBITDA is expected to be in the range of a loss of $48 million to $49 million, a change from the previously issued guidance of a range of a loss of  $46 million to a loss of  $48 million.  Adjusted EBITDA is expected to be in the range of a loss of $14 million to $15 million, a change from the previously issued guidance of a range of a loss of  $15 million to $17 million Membership is expected to total approximately 22.6 million to 23.0 million at December 31, 2017, an increase of 100,000 memebers to the low end of the previously issued range. Total visits for the full year has not been changed from previous guidance and is projected to be between 1,400,000 and 1,450,000 visits. Net loss per share, based on 55.1 million weighted average shares outstanding, is expected to be between $(1.56) and $(1.58), a change from the previously issued guidance of a range of a loss per share between $(1.52) and $(1.55).

Quarterly Conference Call

The third quarter 2017 earnings conference call and webcast will be held Wednesday, November 1, 2017 at 5:00 p.m. ET. The conference call can be accessed by dialing 1-877-201-0168 for U.S. participants, or 1-647-788-4901 for international participants, and including the following Conference ID Number: 71800717 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the largest and most trusted telehealth provider in the world. Recognized by MIT Technology Review as one of the “50 Smartest Companies”, Teladoc is forging a new healthcare experience with better convenience, outcomes and value. The company provides virtual access to high quality care and expertise, with a portfolio of services and solutions covering 450 medical subspecialties from non-urgent, episodic needs like flu and upper respiratory infections, to chronic, complicated medical conditions like cancer and congestive heart failure. By marrying the latest in data and analytics with its award-winning user experience and highly flexible technology platform, Teladoc has delivered millions of medical visits to patients around the globe. For additional information, please visit www.teladoc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	September 30,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$83,119	$50,015
Short-term marketable securities	89,758	15,793
Accounts receivable, net of allowance of $2,989 and $2,422, respectively	26,995	13,806
Prepaid expenses and other current assets	7,484	3,103
Total current assets	207,356	82,717
Property and equipment, net	9,627	7,479
Goodwill	498,549	188,184
Intangible assets, net	164,570	24,875
Other assets	822	415
Total assets	$880,924	$303,670
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,852	$2,236
Accrued expenses and other current liabilities	24,137	7,981
Accrued compensation	14,854	8,856
Other debt - current portion	—	2,000
Total current liabilities	40,843	21,073
Other liabilities	7,555	7,609
Deferred taxes	14,416	1,694
Long term bank and other debt, net	166,938	42,424
Convertible senior notes, net	204,393	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares and 75,000,000 shares authorized as of September 30, 2017 and December 31, 2016, respectively; 56,908,305 shares and 46,201,563 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	57	46
Additional paid-in capital	710,010	435,551
Accumulated deficit	(267,194)	(204,726)
Accumulated other comprehensive income (loss)	3,906	(1)
Total stockholders’ equity	446,779	230,870
Total liabilities and stockholders’ equity	$880,924	$303,670

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$68,650	$32,381	$156,139	$85,757
Cost of revenue	16,742	7,112	38,907	21,946
Gross profit	51,908	25,269	117,232	63,811
Operating expenses:
Advertising and marketing	14,328	9,046	39,222	24,900
Sales	11,393	7,662	26,705	18,792
Technology and development	9,964	5,867	24,013	15,921
Legal	105	1,033	725	3,348
Regulatory	777	817	2,771	2,437
Acquisition and integration related costs	8,526	6,196	10,639	6,959
General and administrative	21,938	12,298	52,299	35,215
Depreciation and amortization	6,418	2,607	11,693	5,673
Loss from operations	(21,541)	(20,257)	(50,835)	(49,434)
Amortization of warrants and loss on extinguishment of debt	1,457	8,454	1,457	8,454
Interest expense, net	8,202	873	9,678	1,707
Net loss before taxes	(31,200)	(29,584)	(61,970)	(59,595)
Income tax provision	130	188	429	360
Net loss	$(31,330)	$(29,772)	$(62,399)	$(59,955)
Net loss per share, basic and diluted	$(0.55)	$(0.65)	$(1.15)	$(1.46)

Weighted-average shares used to compute basic and diluted net loss per share	56,493,054	45,860,269	54,435,343	41,071,474

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows used in operating activities:
Net loss	$(62,399)	$(59,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,693	5,673
Allowance for doubtful accounts	1,343	1,970
Stock-based compensation	13,628	5,198
Deferred income taxes	225	360
Accretion of interest	3,262	29
Amortization of warrants and loss on extinguishment of debt	1,457	7,717
Changes in operating assets and liabilities:
Accounts receivable	(3,186)	(1,515)
Prepaid expenses and other current assets	(2,717)	(1,116)
Other assets	(89)	(18)
Accounts payable	(782)	(2,265)
Accrued expenses and other current liabilities	9,432	(462)
Accrued compensation	967	23
Other liabilities	0	20
Net cash used in operating activities	(27,166)	(44,341)
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(2,043)	(1,118)
Purchase of internal-use software	(1,473)	(852)
Purchase of marketable securities	(119,670)	(44,187)
Proceeds from marketable securities	45,820	95,604
Acquisition of business, net of cash acquired	(379,355)	(37,013)
Net cash (used in) provided by investing activities	(456,721)	12,434
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	6,996	2,209
Proceeds from issuance of convertible notes	263,722	—
Proceeds from borrowing under bank and other debt	166,679	29,490
Repayment of bank loan and other debt	(46,191)	(11,667)
Proceeds from issuance of common stock	123,928	250
Proceeds from employee stock purchase plan	1,265	—
Cash for withholding taxes on stock-based awards, net	495	591
Net cash provided by financing activities	516,894	20,873
Net increase (decrease) in cash and cash equivalents	33,007	(11,034)
Foreign exchange difference	97	—
Cash and cash equivalents at beginning of the period	50,015	55,066
Cash and cash equivalents at end of the period	$83,119	$44,032

Interest paid	$4,727	$1,734

Non-GAAP Financial Measures:

To supplement our financial information prepared in accordance with GAAP, we use EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, for business planning purposes and in measuring our performance relative to that of our competitors. EBITDA consists of net loss before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation and acquisition and integration related costs. A reconciliation of these Non-GAAP financial measures is presented below to net loss, which we believe is the most directly comparable GAAP measure.

We believe that the presentation of these non-GAAP financial measures enhances an investor’s understanding of our financial performance and are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results

Our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

EBITDA and Adjusted EBITDA:

•	does not reflect the significant interest expense on our debt; and
•	eliminates the impact of income taxes on our results of operations; and
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and both measures do not reflect any expenditures for such replacements; and

•	does not reflect the significant acquisition and integration related costs related to mergers and acquisitions; and
•	does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses like those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss	$(31,330)	$(29,772)	$(62,399)	$(59,955)
Add:
Interest expense, net	8,202	873	9,678	1,707
Income tax provision	130	188	429	360
Depreciation expense	1,113	606	2,466	1,542
Amortization expense	5,305	2,001	9,227	4,131
EBITDA	(16,580)	(26,104)	(40,599)	(52,215)
Stock-based compensation	5,966	2,165	13,628	5,087
Amortization of warrants and loss on extinguishment of debt	1,457	8,454	1,457	8,454
Acquisition and integration related costs	8,526	6,196	10,639	6,959
Adjusted EBITDA	$(631)	$(9,289)	$(14,875)	$(31,715)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladoc.com

Investors:
Westwicke Partners

Jordan E. Kohnstam

Office: 443-450-4189

Jordan.kohnstam@westwicke.com